UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2015

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Angie’s List, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2015 that William S. Oesterle, its Co-Founder and Chief Executive Officer ("CEO"), notified the Company’s Board of Directors (the "Board") of his plans to step down as the Company’s CEO and as a member of the Company's Board following the appointment of his successor. Mr. Oesterle resigned as CEO and from the Company’s Board effective June 30, 2015.
The Company expects to enter into a transition and separation agreement with Mr. Oesterle, pursuant to which he will provide transition services as requested by the interim CEO and the Company’s Board.
On June 30, 2015, the Company announced the appointment of J. Mark Howell, currently the Company’s Chief Operating Officer, as the Company’s interim Chief Executive Officer, effective July 1, 2015. As compensation for his performance of additional responsibilities while serving as the Company’s interim CEO, the Company will increase Mr. Howell’s base salary by $20,000.00 per month, effective July 1, 2015.
Mr. Howell, age 50, has served as the Company’s Chief Operating Officer since March 2013. Prior to joining the Company, Mr. Howell worked as President of Ingram Micro Mobility, Americas, a provider of technology products that acquired Brightpoint, Inc. in 2012. From 1994 to 2012, Mr. Howell held various executive positions at Brightpoint, a supply chain services provider to the wireless industry, including President, Chief Operating Officer and Chief Financial Officer. Before joining Brightpoint, he was Corporate Controller for ADESA Corporation and an accountant with Ernst & Young LLP. Mr. Howell is a member of the Board of Directors for KAR Auction Services and holds a Bachelor Degree in Business Administration from the University of Notre Dame.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Exhibit Description
99.1	Press release dated July 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated July 1, 2015